Exhibit 99.2
AMENDMENT TO ASSET PURCHASE AGREEMENT
     This Amendment to Asset Purchase Agreement is entered into as of October 27, 2010 (this “Amendment”), by and between Casabi, Inc., a Delaware corporation (the “Seller”), and BroadSoft Casabi, LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used herein without definition shall have the meaning given to such terms in the Purchase Agreement (as defined below).
Recitals
     Whereas, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement, dated as of October 12, 2010 (the “Purchase Agreement”), pursuant to which the Purchaser agreed to purchase, and the Seller agreed to sell, the Assets; and
     Whereas, in connection with the Closing and in accordance with Section 11.12 of the Purchase Agreement, the Seller and the Purchaser now desire to amend the Purchase Agreement, as set forth herein.
Agreements
     Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     1. Amendment and Restatement of Section 1.4(a) of the Purchase Agreement. Section 1.4(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          “1.4 Purchase Price. The total consideration for the sale of the Assets to the Purchaser shall consist of (a) cash in the aggregate amount equal to (i) $1,738,127.25 (the “Base Cash Consideration”) plus (ii) the Post September Operating Amount (as defined below) (such aggregate amount, the “Cash Consideration”) and (b) the cancellation of indebtedness in the amounts of (i) $88,000, which amount was loaned by BroadSoft, Inc., the parent corporation of Purchaser (“Parent”), to the Seller on September 29, 2010 and (ii) $69,462.00, which amount was loaned by Parent to the Seller on October 14, 2010 (collectively with the Cash Consideration, the “Total Consideration”).
               (a) The Purchaser shall pay the Total Consideration at the Closing or in the case of any Post September Operating Amount, promptly after receipt of the applicable invoice therefor, payable as follows and as shall be set forth in detail on the Consideration Spreadsheet (as defined below):
                    (i) The Purchaser shall deposit the sum of $205,000 (the “Escrow Fund”) in an escrow account to be established as of the Closing Date as security for the Seller’s indemnity obligations set forth in Section 9 of this Agreement. The terms and conditions for the release or forfeiture of the Escrow Fund are more particularly set forth in that certain Escrow Agreement, in substantially the form of Exhibit B (the “Escrow Agreement”), which shall be executed and delivered by the Seller, the Purchaser, Comerica Bank, and SunTrust Bank, a Georgia banking corporation (the “Escrow Agent”) at the Closing. Any amount of the Escrow Fund that is not used for Seller’s indemnity obligations will be distributed by the Escrow Agent to Comerica Bank in accordance with the terms of the Escrow Agreement.
                    (ii) $1,076,405.69 shall be paid directly to Comerica Bank on behalf of Seller.
                    (iii) Seller shall immediately pay its employees that amount necessary to pay in full the amount of accrued and unused paid time off to such employees for the period prior to October 1, 2010.
                    (iv) $37,756.80 shall be paid directly to Legacy III Campbell, LLC on behalf of Seller, to pay Seller’s rent for the months of September and October, 2010 and the assignment fee under the Assigned Lease.
                    (v) Purchaser shall pay to Seller (A) the amount equal to the actual operating expenses incurred by Seller from October 1, 2010 through the Closing Date plus (B) that amount equal to the actual costs incurred by Seller for payroll expenses for the period from October 16, 2010 through the Closing Date and accrued and unused paid time off for Seller’s employees for the period from October 1, 2010 through the Closing Date, in each case to the extent not previously paid or accounted for in the Base Cash Consideration (collectively, the “Post September Operating Amount”).
                    (vi) The remaining Cash Consideration shall be paid to Seller, for delivery by Seller to Seller’s other vendors and creditors, as provided on the Consideration Spreadsheet, which amounts Seller commits to deliver promptly to such vendors and creditors; provided, however, that if after payment of all amounts due and outstanding (as such amounts may have been reduced pursuant to agreement with such vendors and creditors), any remaining Cash Consideration shall be paid to Comerica Bank.
                    (vii) The Promissory Note made by the Seller to Parent in the amount of $88,000, dated September 29, 2010 (the “September Promissory Note”) and the Promissory Note made by the Seller to Parent in the amount of $69,462.00, dated October 14, 2010 (the “October Promissory Note”) shall each be automatically cancelled, and the principal amounts of $88,000 outstanding under the September Promissory Note and $69,462.00 outstanding under the October Promissory Note shall be cancelled and extinguished in full and all interest accrued thereon shall be waived.”
     2. Amendment and Restatement of Section 1.3(a)(ii) of the Purchase Agreement. Section 1.3(a)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
               “(ii) the Liabilities of the Seller under the Transferred Contracts, but only to the extent that such Liabilities: (A) arise after the Closing Date, (B) do not arise from or relate to any breach, violation or default by the Seller of any provision of any of such Transferred Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach, violation or default by the Seller of any of such Transferred Contracts and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Transferred Contracts.”
     3. Amendment and Restatement of Section 1.6 of the Purchase Agreement. Section 1.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          “1.6 Third Party Consents. Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt by the Seller to assign any Transferred Contract to the extent that such Transferred Contract is not assignable without the necessary Consent of the other party or parties thereto. From and after the date hereof (including after the Closing), the Purchaser and the Seller each agree to use good faith efforts, and to cooperate with each other, to obtain any such Consent necessary to transfer any Transferred Contract. Additionally, the Seller shall (a) take or cause to be taken such actions in its name or otherwise as the Seller may reasonably determine so as to (i) provide the Purchaser with the benefits of the Transferred Contracts and (ii) to effect collection of money or other consideration that becomes due and payable to Purchaser under such Transferred Contracts and the TWC Contract and (b) promptly pay over to Purchaser any monies received by Seller with respect to the Transferred Contracts or the TWC Contract received after the Closing. The Seller shall not be required to pay any compensation or other consideration, or incur any expenses, in connection therewith. Following the Closing, pending or in the absence of any such Consent, the Purchaser and the Seller shall cooperate with each other in any reasonable and lawful arrangements to provide to the Purchaser the benefits of use of any Transferred Contract that is not assignable to the Purchaser. At such time that any such Consent has been obtained, the Seller shall provide the Purchaser with a copy thereof, and thereafter, the Transferred Contract associated with such Consent shall be assigned or transferred to the Purchaser automatically without any other conveyance or other action by the parties. Notwithstanding the foregoing, this Section 1.6 shall not apply to the Internet Yellow Pages Directory Service Agreement by and between Idearc Media Corp. and the Seller, effective April 2008, which shall be assigned by the Seller to the Purchaser regardless of whether the necessary Consent is obtained, such assignment to be effective as of the Closing Date.”
     4. Amendments to Exhibit A to the Purchase Agreement.
          (a) The following definitions are hereby deleted in their entirety from Exhibit A (Certain Definitions) to the Purchase Agreement:
     Comerica Interest Amount. “Comerica Interest Amount” shall have the meaning set forth in Section 1.4(a)(ii).
     Promissory Note. “Promissory Note” shall have the meaning set forth in Section 1.4(a)(viii).
          (b) The following definitions are hereby added to Exhibit A (Certain Definitions) to the Purchase Agreement, in alphabetical order:

     October Promissory Note. “October Promissory Note” shall have the meaning set forth in Section 1.4(a)(vii).
     September Promissory Note. “September Promissory Note” shall have the meaning set forth in Section 1.4(a)(vii).
          (c) The following definition is hereby amended and restated in its entirety to read as follows:
     Post September Operating Amount. “Post September Operating Amount” shall have the meaning set forth in Section 1.4(a)(v).
     5. Representations. Each of the Purchaser and the Seller hereby represent and warrant to the other as follows:
          (a) Such party has full power and authority to enter into and perform this Amendment.
          (b) The execution and delivery of this Amendment has been duly authorized by all necessary organizational action on its part. This Amendment has been duly executed and delivered by such party and constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy and laws effecting the enforcement of creditors’ rights generally or equitable principles.
     6. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect.
     7. Assignment. Neither this Amendment nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, which consent may not be unreasonably withheld; provided, that notwithstanding the foregoing, no consent of the Seller shall be required with respect to any assignment by the Purchaser to any lender or financing source as part of a collateral assignment. Any attempted or purported assignment by any party to this Amendment in violation of this Section 7 shall be null and void.
     8. Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the Delaware, without regard to the choice of law rules utilized in that jurisdiction.
     9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

     In witness whereof, the parties to this Amendment have caused this Amendment to Asset Purchase Agreement to be executed and delivered as of the date first written above.

BroadSoft Casabi, LLC
By:	/s/ James A. Tholen
	Name:	James A. Tholen
	Title:	Chief Financial Officer

Casabi, Inc.
By:	/s/ Neville Street
	Name:	Neville Street
	Title:	Chief Executive Officer